UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2009
Date of Report (Date of earliest event reported)

ZORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52550	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 East Sunrise Drive, Suite 160, Tucson, Arizona	85718
(Address of principal executive offices)	(Zip Code)

(520) 299-0390
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Zoro Mining Corp. (the “Company”) has filed a Certificate of Change with the Secretary of State of Nevada, with an effective date of April 22, 2009, to effectuate a reverse stock split of the Company’s authorized share capital and its issued and outstanding shares of common stock, in each case on the basis of one new common share for twenty old common shares.

As a result, as of April 22, 2009, the Company’s authorized share capital decreased from 3,600,000,000 shares of common stock to 180,000,000 shares of common stock and its issued and outstanding share capital decreased from 86,900,400 shares of common stock to 4,345,020 shares of common stock.

Item 8.01                      Other Events

The reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on April 22, 2009 under the new stock symbol “ZORM”.  The Company’s new CUSIP number is 98977W201.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.
Date: April 22, 2009	By: ____"Andrew Brodkey"_____________ Name: Andrew Brodkey Title:President, Chief Executive Officer and a director